                   [GRANT THORNTON LETTERHEAD APPEARS HERE]


August 8, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:    The Dwyer Group, Inc.
       File No. 0-15227


Gentlemen:

We have read Item 4 of the Form 8-K of The Dwyer Group, Inc. dated July 31, 1995, and agree with the statements contained therein.

Very truly yours,


/s/ Grant Thornton LLP